UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2016

LASALLE HOTEL PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7550 Wisconsin Avenue
10th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 941-1500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On May 5, 2016, LaSalle Hotel Properties (the "Company") held its Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)	for the election of four trustees of the Company to serve until the 2017 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	the ratification of the appointment of the Company’s independent registered public accountants for the year ending December 31, 2016; and

(iii)	the approval, by non-binding vote, of executive compensation.
The four nominees were elected, the ratification of the appointment of the independent registered public accountants was approved and executive compensation was approved. The results of the voting were as follows:
Election of Trustees:

Trustee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Denise M. Coll	101,941,916	2,165,837	-0-	4,017,137
Jeffrey T. Foland	103,400,879	706,874	-0-	4,017,137
Darryl Hartley-Leonard	99,735,176	4,372,577	-0-	4,017,137
Stuart L. Scott	101,216,451	2,891,302	-0-	4,017,137

Ratification of Appointment of Independent Registered Public Accountants:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,981,712	3,126,666	16,512	N/A

Approval of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,790,288	3,867,203	450,262	4,017,137

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

	BY:	/s/ Kenneth G. Fuller
Kenneth G. Fuller
Dated: May 5, 2016		Chief Financial Officer, Executive Vice President, Secretary and Treasurer